UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place Santa Ana, CA 92705
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2012, Filtronic (Suzhou) Telecommunications Products Co., Ltd., a subsidiary of Powerwave Technologies, Inc. ( “Powerwave”) entered into an Asset Purchase Agreement (the “APA”) with Shenzhen Tatfook Technology Co., Ltd. (the “Purchaser”) pursuant to which Powerwave’s Chinese subsidiary will sell certain assets of its Chinese manufacturing facility, including those related to its custom OEM BTS filter business, to the Purchaser for $12,500,000 in cash (the “Sale”).  The Purchaser is a global manufacturing service provider engaging in both radio frequency subsystem solutions and structural assembly in the application of mobile telecommunications base stations.  As part of the Sale, the Purchaser will also make offers of employment to the employees located in Powerwave’s Chinese manufacturing facility.  The Sale is subject to certain regulatory approvals and other closing conditions and is expected to close in the second quarter of fiscal 2012. The Sale is consistent with Powerwave’s previously announced restructuring activities.

In connection with Sale, Powerwave has entered into a Supply Agreement with the Purchaser (the “Supply Agreement.”)  The Supply Agreement has an initial term of three years and under the Supply Agreement, Powerwave agreed to purchase certain components and finished products from the Purchaser.  Also, Powerwave may receive product discounts under the Supply Agreement based on the volume of future product purchases.   The Supply Agreement shall become effective upon the closing of the Sale.

Also in connection with the Sale, Powerwave and the Purchaser entered into a License and Manufacturing Agreement (the “License Agreement”), which will become effective on the closing of the Sale.  Under the License Agreement, Powerwave will grant Purchaser the right to manufacture certain Powerwave antenna and tower-mounted amplifier products and exclusively sell such products in China.  As consideration for the license, the Purchaser will pay Powerwave an up-front fee of $5,000,000 and ongoing royalties on sales of licensed products in China.    The up-front payment and royalties are subject to approval of the Chinese foreign exchange authorities.  The License Agreement has an initial term of seven years with three successive one-year renewal terms.

The foregoing descriptions of the APA, the Supply Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the APA, the Supply Agreement and the License Agreement, respectively, copies of which will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the Registrant’s second fiscal quarter ending July 1, 2012.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As a result of the Sale, Powerwave will write off inventory and assets related to its custom OEM BTS filter operations.   Powerwave expects to incur between $5,000,000 and $9,000,000 in aggregate restructuring charges during the first, second and third quarter of fiscal 2012 primarily related to asset write offs.   Powerwave does not expect to be required to make any significant cash expenditures in connection with the foregoing restructuring charges.

Forward Looking Statements

The foregoing disclosure includes certain statements regarding the timing of closing of the Sale and the expected accounting and cash charges that will be taken by Powerwave as a result of the Sale that are considered to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. These forward-looking statements are based on information available to Powerwave as of the date of this Current Report and management’s views and assumptions regarding future events as of the date of this Current Report and are subject to risks and uncertainties which could cause the outcome of future events to differ materially from those assumed or intended. Such potential risks and uncertainties include, but are not limited to, delays in obtaining the required regulatory approvals, risks of conducting business in China generally, the number of employees who accept offers of employment from the Purchaser, the collection of royalty payments, and additional risks and uncertainties described in Powerwave’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, which was filed with the Securities and Exchange Commission, or the SEC, on February 27, 2012, as well as the other risks and uncertainties discussed from time to time in Powerwave’s other reports filed with the SEC. Powerwave urges all interested parties to read these reports carefully to gain a better understanding of the many business and other risks that Powerwave faces. Powerwave expressly disclaims any intent or obligation to update any forward looking statements after the date of this Current Report, whether as a result of new information, future results or otherwise, or to conform such statements to actual results or to changes in our opinions or expectations, in each case except as required by applicable law or the rules of the NASDAQ Stock Market.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 25, 2012, Powerwave issued a press release announcing the signing of the APA, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

(d)  Exhibits

The following exhibit is furnished as part of this report.

Exhibit Number	Description
99.1	Press Release dated April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 25, 2012		POWERWAVE TECHNOLOGIES, INC

		By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 25, 2012.

4